Exhibit 4.21

NEWGENIVF GROUP LIMITED

2024 SHARE INCENTIVE PLAN

SECTION 1. PURPOSE AND EFFECTIVE DATE

(a) Purpose. The NewGenIvf Group Limited 2024 Share Incentive Plan (the “Plan”) is intended to promote the interests of the Company and its shareholders by (i) promoting the growth and success of NewGenIvf Group Limited (the “Company”) by linking a significant portion of Participant compensation to the increase in the value of the Company’s Shares, (ii) attracting and retaining non-employee directors, executive personnel and other key employees by offering performance related incentives to achieve a competitive incentive compensation program, (iii) rewarding innovation and outstanding performance as important contributing factors to the Company’s growth and progress thereby aligning the interests of the executive officers, employees, Directors and Consultants with those of the Company’s shareholders by reinforcing the relationship between Participant rewards and shareholder gains obtained through the achievement by Plan Participants of short-term objectives and long-term goals, and (iv) encouraging executive officers, employees, Directors and Consultants to obtain and maintain an equity interest in the Company.

(b) Effective. The Plan will become effective on and after the Effective Date. However, Awards may only be granted under the Plan if the Performance Target is met.

SECTION 2. DEFINITIONS

Capitalized terms used but not otherwise defined in the Plan shall have the following meanings:

“Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” means any Person that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company.

“Award” means a grant of any type of award permitted under the Plan.

“Board” means the Board of Directors of the Company.

“Closing Date” means April 3, 2024.

“Committee” means the Compensation Committee of the Board (or such other committee of the Board with the same or similar authority).

“Consultant” means a Person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.

“Director” means a member of the Board.

“Employee” means any officer or employee employed by any the Company and any Subsidiary thereof in a common-law employee-employer relationship.

“Employer” means the Company and any Subsidiary thereof.

“Fair Market Value” means the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported), per Share on a particular date of the Stock. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

“Participant” means an Employee, Director or Consultant selected by the Committee to receive an Award under the Plan.

“Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof.

“Performance Target” means the average market capitalization of the Company exceeds $1 billion for any consecutive 20 trading days on or before the second anniversary of the Closing Date.

“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Share” means ordinary shares of the Company.

“Subsidiary” means any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power, including entities controlled by the Company through VIE contractual arrangements.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Each Employee, Director or Consultant who, in the opinion of the Committee, has the capacity to contribute to the success of the Company is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine which Employees, Directors or Consultants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of Shares subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have full discretionary authority to administer the Plan, including but not limited to the authority to: (i) interpret the provisions of the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry the Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers, and each Employee, Director, Consultant or Participant, and shall be given deference in any proceeding with respect thereto.

(d) Delegation to Other Committees or Officers. The Committee may delegate to the Company’s Chief Executive Officer and/or to such other officer(s) of the Company, the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of an executive officer of the Company, pursuant to such conditions and limitations as the Committee may establish and only the Committee or the Board may select, and grant Awards to, executive officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such executive officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to the Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of Shares that are available for Awards shall be 10% of the then outstanding ordinary shares of the Company. Shares may be made available from Shares held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated or Forfeited Awards, Etc. Any Share subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Share shall again be available for grant under the Plan.

(c) Adjustments. In the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the shares of Shares or the share price of a Share, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan; (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.

SECTION 5. EFFECTIVE DATE, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN OR AWARDS

(a) Effective Date. This Plan shall become effective on the date of its adoption by the Board or a committee of the Board duly authorized by the Board (the “Effective Date”).

(b) Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable award agreement.

(c) Amendment, Modification, and Termination. At any time and from time to time, the Board or the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary to comply with applicable aaws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, unless the Board decides to follow home country practice not to seek the shareholder approval for any amendment or modification of the Plan.

SECTION 6. GENERAL PROVISIONS

(a) No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, Employees, and other persons uniformly.

(b) No Shareholders Rights. No Award gives the Participant any of the rights of a Shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

(c) Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under applicable laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by applicable laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

(d) No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Employer to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Employer.

(e) Unfunded Status of Awards. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to the Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any rights by virtue of an Award granted under the Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s memorandum and articles of association, by contract, as a matter of law, or otherwise.

(g) Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(h) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(i) Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

(j) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the applicable laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(k) Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

(l) Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of British Virgin Islands.

(j) Appendices. The Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan.

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